

<ARTICLE> UT
<LEGEND> This schedule contains Commonwealth Edison Company's summary financial information extracted from the consolidated balance sheet and statement of consolidated capitalization as of September 30, 1994 and the related statements of consolidated income, retained earnings and cash flows for the nine-month period ended September 30, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000022606
<NAME> Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,329,809
<OTHER-PROPERTY-AND-INVEST>                    992,015
<TOTAL-CURRENT-ASSETS>                       1,389,475
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,382,545
<TOTAL-ASSETS>                              23,093,844
<COMMON>                                     2,677,356
<CAPITAL-SURPLUS-PAID-IN>                    2,206,407
<RETAINED-EARNINGS>                            523,307
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,407,070
<PREFERRED-MANDATORY>                          295,734
<PREFERRED>                                    508,220
<LONG-TERM-DEBT-NET>                         7,312,425<F2>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                  553,207
<PREFERRED-STOCK-CURRENT>                       17,801
<CAPITAL-LEASE-OBLIGATIONS>                    368,229
<LEASES-CURRENT>                               166,737
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,457,271
<TOT-CAPITALIZATION-AND-LIAB>               23,093,844
<GROSS-OPERATING-REVENUE>                    4,812,448<F3>
<INCOME-TAX-EXPENSE>                           210,794<F4>
<OTHER-OPERATING-EXPENSES>                   3,741,042
<TOTAL-OPERATING-EXPENSES>                   3,971,405
<OPERATING-INCOME-LOSS>                        841,043
<OTHER-INCOME-NET>                            (65,467)<F4>
<INCOME-BEFORE-INTEREST-EXPEN>                 795,145
<TOTAL-INTEREST-EXPENSE>                       467,828
<NET-INCOME>                                   327,317
<PREFERRED-STOCK-DIVIDENDS>                     47,994
<EARNINGS-AVAILABLE-FOR-COMM>                  279,323
<COMMON-STOCK-DIVIDENDS>                       304,605
<TOTAL-INTEREST-ON-BONDS>                            0<F5>
<CASH-FLOW-OPERATIONS>                         387,143
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1> This item is not disclosed as a separate line item on Commonwealth Edison
     Company's consolidated balance sheet.
<F2> $1,469,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.
<F3> GROSS-OPERATING-REVENUE is shown net of provisions for revenue refunds of
     $13,561 thousand.
<F4> A tax benefit of $19,569 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F5> Not required for quarterly reports.
<F6> Because Commonwealth Edison Company is a subsidiary of Unicom Corporation,
     EPS information is not disclosed on the statement of consolidated income.


